                                                                    EXHIBIT 99.1

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders
Parker Drilling Company

      In our opinion, the accompanying consolidated balance sheet and related consolidated statements of operations, stockholders' equity and cash flows, present fairly, in all material respects, the financial position of Parker Drilling Company and its subsidiaries at December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Tulsa, Oklahoma
January 29, 2002

                    PARKER DRILLING COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
 (Dollars in Thousands Except Per Share and Weighted Average Shares Outstanding)

                                                              Year Ended December 31,
                                                   ----------------------------------------------
                                                       2001             2000             1999
                                                   ------------     ------------     ------------
Revenues:
    U.S. drilling                                  $    190,809     $    148,416     $    113,989
    International drilling                              231,527          185,100          182,908
    Rental tools                                         65,629           42,833           27,656
                                                   ------------     ------------     ------------
Total revenues                                          487,965          376,349          324,553
                                                   ------------     ------------     ------------

Operating expenses:
    U.S. drilling                                       112,480           99,197          102,098
    International drilling                              154,484          132,882          126,226
    Rental tools                                         23,005           15,994           10,910
    Depreciation and amortization                        97,259           85,060           82,170
    General and administration                           21,721           20,392           16,312
    Reorganization                                        7,500               --            3,000
    Provision for reduction in carrying
       value of certain assets                               --            8,300           10,607
                                                   ------------     ------------     ------------
Total operating expenses                                416,449          361,825          351,323
                                                   ------------     ------------     ------------

Operating income (loss)                                  71,516           14,524          (26,770)
                                                   ------------     ------------     ------------

Other income and (expense):
    Interest expense                                    (53,015)         (57,036)         (55,928)
    Interest income                                       3,553            3,691            1,725
    Gain on disposition of assets                         2,316           17,920           39,070
    Other                                                  (723)           2,243            1,326
                                                   ------------     ------------     ------------
Total other income and (expense)                        (47,869)         (33,182)         (13,807)
                                                   ------------     ------------     ------------

Income (loss) before income taxes                        23,647          (18,658)         (40,577)

Income tax expense (benefit)                             12,588            4,323           (2,680)
                                                   ------------     ------------     ------------

Income (loss) before extraordinary gain                  11,059          (22,981)         (37,897)

Extraordinary gain on early retirement of debt,
    net of deferred tax expense of $2,214                    --            3,936               --
                                                   ------------     ------------     ------------

Net income (loss)                                  $     11,059     $    (19,045)    $    (37,897)
                                                   ============     ============     ============

Basic earnings (loss) per share:
    Income (loss) before extraordinary gain        $       0.12     $      (0.28)    $      (0.49)
    Extraordinary gain                             $         --     $       0.05     $         --
    Net income (loss)                              $       0.12     $      (0.23)    $      (0.49)

Diluted earnings (loss) per share:
    Income (loss) before extraordinary gain        $       0.12     $      (0.28)    $      (0.49)
    Extraordinary gain                             $         --     $       0.05     $         --
    Net income (loss)                              $       0.12     $      (0.23)    $      (0.49)

Number of common shares used in computing
    earnings per share:
    Basic                                            92,008,877       81,758,825       77,159,461
    Diluted                                          92,691,033       81,758,825       77,159,461

          See accompanying notes to consolidated financial statements.

                    PARKER DRILLING COMPANY AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                             (Dollars in Thousands)

                                                                             December 31,
                                                                      ------------------------
                  ASSETS                                                 2001          2000
-------------------------------------------------------------------   ----------    ----------
Current assets:
    Cash and cash equivalents                                         $   60,400    $   62,480
    Other short-term investments                                              12           811
    Accounts and notes receivable, net of allowance
         for bad debts of $2,988 in 2001 and $3,755 in 2000               99,874       123,474
    Rig materials and supplies                                            22,200        16,500
    Other current assets                                                   8,966         4,600
                                                                      ----------    ----------

            Total current assets                                         191,452       207,865
                                                                      ----------    ----------

Property, plant and equipment, at cost:
    Drilling equipment                                                 1,063,454       940,381
    Rental tools                                                          74,085        55,237
    Buildings, land and improvements                                      26,887        22,455
    Other                                                                 25,606        26,066
    Construction in progress                                              26,142        68,120
                                                                      ----------    ----------

                                                                       1,216,174     1,112,259

    Less accumulated depreciation and amortization                       520,645       448,734
                                                                      ----------    ----------

    Property, plant and equipment, net                                   695,529       663,525
                                                                      ----------    ----------

Deferred charges and other assets:
    Goodwill, net of accumulated amortization of $35,268
         in 2001 and $27,786 in 2000                                     189,127       196,609
    Rig materials and supplies                                             9,201        12,414
    Assets held for disposition                                            1,800         6,860
    Debt issuance costs                                                    8,247        10,311
    Other                                                                 10,421         9,835
                                                                      ----------    ----------

    Total deferred charges and other assets                              218,796       236,029
                                                                      ----------    ----------

                 Total assets                                         $1,105,777    $1,107,419
                                                                      ==========    ==========

          See accompanying notes to consolidated financial statements.

                    PARKER DRILLING COMPANY AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                   (Continued)
                             (Dollars in Thousands)

                                                                            December 31,
                                                                    ---------------------------
        LIABILITIES AND STOCKHOLDERS' EQUITY                            2001            2000
----------------------------------------------------------------    -----------     -----------
Current liabilities:
    Current portion of long-term debt                               $     5,007     $     5,043
    Accounts payable                                                     33,521          44,445
    Accrued liabilities                                                  38,152          32,756
    Accrued income taxes                                                  7,054           9,422
                                                                    -----------     -----------

            Total current liabilities                                    83,734          91,666
                                                                    -----------     -----------

Long-term debt (Note 3)                                                 587,165         592,584

Deferred income taxes                                                    16,152          18,467

Other long-term liabilities                                               6,583           5,539

Commitments and contingencies (Note 10)                                      --              --

Stockholders' equity:
    Preferred stock, $1 par value, 1,942,000 shares
         authorized, no shares outstanding                                   --              --
    Common stock, $0.16 2/3 par value, authorized
         140,000,000 shares, issued 92,053,796 shares
         (91,723,933 shares in 2000)                                     15,342          15,287
    Capital in excess of par value                                      432,845         431,043
    Accumulated other comprehensive income-net unrealized
         gain on investments available for sale (net of taxes of
         $227 in 2001 and $190 in 2000)                                     403             339
    Retained earnings (accumulated deficit)                             (36,447)        (47,506)
                                                                    -----------     -----------

            Total stockholders' equity                                  412,143         399,163
                                                                    -----------     -----------

                 Total liabilities and stockholders' equity         $ 1,105,777     $ 1,107,419
                                                                    ===========     ===========

          See accompanying notes to consolidated financial statements.

                    PARKER DRILLING COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                             (Dollars in Thousands)

                                                                 Year Ended December 31,
                                                           -----------------------------------
                                                             2001          2000         1999
                                                           ---------     --------     --------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)                                      $  11,059     $(19,045)    $(37,897)
    Adjustments to reconcile net income (loss) to
         net cash provided by operating activities:
         Depreciation and amortization                        97,259       85,060       82,170
         Gain on disposition of assets                        (2,316)     (17,920)     (39,070)
         Gain on early retirement of debt, net of
             deferred tax expense                                 --       (3,936)          --
         Provision for reduction in carrying value
             of certain assets                                    --        8,300       10,607
         Deferred tax expense (benefit)                       (1,899)     (11,302)     (13,888)
         Other                                                 4,625        5,320        3,503
         Change in assets and liabilities:
             Accounts and notes receivable                    24,158      (47,954)      28,554
             Rig materials and supplies                       (3,807)      (1,981)        (721)
             Other current assets                             (4,366)      11,150       (3,263)
             Accounts payable and accrued liabilities         (4,484)      18,356      (21,569)
             Accrued income taxes                             (2,784)       1,098          747
             Other assets                                     (1,440)         125        5,312
                                                           ---------     --------     --------

    Net cash provided by operating activities                116,005       27,271       14,485
                                                           ---------     --------     --------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Proceeds from the sale of assets                           7,628       31,912       63,868
    Capital expenditures (net of reimbursements)            (122,033)     (98,525)     (49,146)
    Proceeds from sale of short-term investments                 799       16,925           --
    Other, net                                                    --           --         (127)
                                                           ---------     --------     --------

    Net cash provided by (used in) investing activities     (113,606)     (49,688)      14,595
                                                           ---------     --------     --------

          See accompanying notes to consolidated financial statements.

                    PARKER DRILLING COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (Continued)
                             (Dollars in Thousands)

                                                                  Year Ended December 31,
                                                             ----------------------------------
                                                               2001         2000         1999
                                                             --------     --------     --------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from issuance of debt                           $     --     $     --     $ 35,186
    Proceeds from common stock offering, net                       --       87,313           --
    Payments for early retirement of debt                          --      (43,477)          --
    Principal payments under debt obligations                  (5,034)      (4,854)     (43,017)
    Other                                                         555          414          (62)
                                                             --------     --------     --------

    Net cash provided by (used in)
         financing activities                                  (4,479)      39,396       (7,893)
                                                             --------     --------     --------

Net increase (decrease) in cash and cash equivalents           (2,080)      16,979       21,187

Cash and cash equivalents at beginning of year                 62,480       45,501       24,314
                                                             --------     --------     --------

Cash and cash equivalents at end of year                     $ 60,400     $ 62,480     $ 45,501
                                                             ========     ========     ========

Supplemental disclosures of cash flow information:
    Cash paid during the year for:
         Interest                                            $ 53,257     $ 56,608     $ 56,806
         Income taxes                                        $ 14,956     $ 14,527     $ 10,461

Supplemental noncash investing and financing activity:
    1.0 million shares of Unit Corporation stock
         received on sale of U.S. lower-48 land rigs         $     --     $     --     $  7,562

    Net unrealized gain (loss) on investments
         available for sale (net of taxes of $37 in 2001,
         $717 in 2000 and $908 in 1999)                      $     64     $ (1,274)    $  1,613

    Note receivable for sale of platform rig                 $     --     $     --     $  1,645


          See accompanying notes to consolidated financial statements.

                    PARKER DRILLING COMPANY AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                        (Dollars and Shares in Thousands)

                                                                                          Retained      Accumulated
                                                                          Capital in      Earnings        Other
                                                            Common        Excess of     (Accumulated  Comprehensive
                                             Shares         Stock         Par Value       Deficit)       Income
                                             -------       --------       ----------    ------------  -------------
Balances, December 31, 1998                   76,887       $ 12,815       $ 341,699       $  9,436       $    --
    Activity in employees' stock plan            500             83           1,738             --            --
    Acquisition of stock from
         certain employees                       (15)            (3)            (63)            --            --
    Other comprehensive income-net
         unrealized gain on investments
         (net of taxes of $908)                   --             --              --             --         1,613
    Net loss (total comprehensive
         loss of $36,284)                         --             --              --        (37,897)           --
                                             -------       --------       ---------       --------       -------

Balances, December 31, 1999                   77,372         12,895         343,374        (28,461)        1,613

    Activity in employees' stock plan            552             92           2,656             --            --
    Issuance of 13,800,000
         common shares                        13,800          2,300          85,013             --            --
    Other comprehensive income-net
         unrealized loss on investments
         (net of taxes of $717)                   --             --              --             --        (1,274)
    Net loss (total comprehensive
         loss of $20,319)                         --             --              --        (19,045)           --
                                             -------       --------       ---------       --------       -------

Balances, December 31, 2000                   91,724         15,287         431,043        (47,506)          339

    Activity in employees' stock plan            330             55           1,802             --            --
    Other comprehensive income-net
         unrealized gain on investments
         (net of taxes of $37)                    --             --              --             --            64
    Net loss (total comprehensive
         loss of $11,123)                         --             --              --         11,059            --
                                             -------       --------       ---------       --------       -------

Balances, December 31, 2001                   92,054       $ 15,342       $ 432,845       $(36,447)      $   403
                                             =======       ========       =========       ========       =======

          See accompanying notes to consolidated financial statements.

                    PARKER DRILLING COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Summary of Significant Accounting Policies

      Consolidation - The consolidated financial statements include the accounts of Parker Drilling Company ("Parker Drilling") and all of its majority-owned subsidiaries (collectively, the "Company").

      Operations - The Company provides land and offshore contract drilling services and rental tools on a worldwide basis to major, independent and foreign-owned oil and gas companies. At December 31, 2001, the Company's rig fleet consists of 27 barge drilling and workover rigs, seven offshore jackup rigs, four offshore platform rigs and 41 land rigs. The Company specializes in the drilling of deep and difficult wells, drilling in remote and harsh environments, drilling in transition zones and offshore waters, and in providing specialized rental tools. The Company also provides a range of services that are ancillary to its principal drilling services, including engineering, and logistics, as well as various types of project management.

      Drilling Contracts and Rental Revenues - The Company recognizes revenues and expenses on dayrate contracts as the drilling progresses (percentage-of-completion method) because the Company does not bear the risk of completion of the well. For meterage contracts, the Company recognizes the revenues and expenses upon completion of the well (completed-contract method). Revenues from rental activities are recognized ratably over the rental term which is generally less than six months.

      Cash and Cash Equivalents - For purposes of the balance sheet and the statement of cash flows, the Company considers cash equivalents to be all highly liquid debt instruments that have a remaining maturity of three months or less at the date of purchase.

      Other Short-Term Investments - Other short-term investments include primarily certificates of deposit, U.S. government securities and commercial paper having remaining maturities of greater than three months at the date of purchase and are stated at the lower of cost or market value.

      Property, Plant and Equipment - The Company provides for depreciation of property, plant and equipment primarily on the straight-line method over the estimated useful lives of the assets after provision for salvage value. The depreciable lives for land drilling equipment approximate 15 years. The depreciable lives for offshore drilling equipment generally range from 15 to 20 years. The depreciable lives for certain other equipment, including drill pipe and rental tools, range from three to seven years. Depreciable lives for buildings and improvements range from 10 to 30 years. Interest totaling approximately $1.6 million, $0.5 million and $3.0 million was capitalized during the years ended December 31, 2001, 2000 and 1999 respectively. When properties are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in operations. Management periodically evaluates the Company's assets to determine that their net carrying value is not in excess of their net realizable value. Management considers a number of factors such as estimated future cash flows, appraisals and current market value analysis in determining net realizable value. Assets are written down to their fair value if it is below its net carrying value.

      Goodwill - Goodwill is being amortized on a straight-line basis over 30 years commencing on the dates of the respective acquisitions. The Company assesses whether the excess of cost over net assets acquired is impaired based on the ability of the operation, to which it relates, to generate cash flows in amounts adequate to recover the carrying value of such assets at the measurement date. If an impairment is determined, the amount of such impairment is calculated based on the estimated fair market value of the related assets. See
Note 14 regarding recent accounting pronouncements.

      Rig Materials and Supplies - Since the Company's international drilling generally occurs in remote locations, making timely outside delivery of spare parts uncertain, a complement of parts and supplies is maintained either at the drilling site or in warehouses close to the operations. During periods of high rig utilization, these parts are generally consumed and replenished within a one-year period. During a period of lower rig utilization in a particular location, the parts, like the related idle rigs, are generally not transferred to other international locations until new contracts are obtained because of the significant transportation costs which would result from such transfers. The Company classifies those parts which are not expected to be utilized in the following year as long-term assets.

      Other Assets - Other assets include the Company's investment in marketable equity securities. Equity securities that are classified as available for sale are stated at fair value as determined by quoted market prices. Unrealized holding gains and losses are excluded from current earnings and are included in comprehensive income, net of taxes, in a separate component of stockholders' equity until realized. At December 31, 2001 and 2000, the fair value of equity securities totaled $1.8 million and $1.7 million, respectively.

      In computing realized gains and losses on the sale of equity securities, the cost of the equity securities sold is determined using the specific cost of the security when originally purchased.

      Other Long-Term Obligations - Included in this account is the accrual of workers' compensation liability, which is not expected to be paid within the next year.

      Income Taxes - The Company has adopted Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes". Under this pronouncement, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

      Earnings (Loss) Per Share (EPS) - Basic earnings (loss) per share is computed by dividing net income (loss), by the weighted average number of common shares outstanding during the period. The effects of dilutive securities, stock options and convertible debt are included in the diluted EPS calculation, when applicable.

      Concentrations of Credit Risk - Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of trade receivables with a variety of national and international oil and gas companies. The Company generally does not require collateral on its trade receivables.

      At December 31, 2001 and 2000, the Company had deposits in domestic banks in excess of federally insured limits of approximately $57.6 million and $65.9 million, respectively. In addition, the Company had deposits in foreign banks at December 31, 2001 and 2000 of $3.5 million and $3.3 million, respectively, which are not federally insured.

      The Company's customer base consists of major, integrated, independent and foreign-owned oil and gas companies. For fiscal year 2001, ChevronTexaco was the Company's largest customer with approximately 15 percent of total revenues. Shell Petroleum Development Company of Nigeria was the Company's largest customer for the years 2000 and 1999, accounting for approximately 10 percent of total revenues in both years.

      Derivative Financial Instruments. The Company adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS No. 133), as amended by SFAS Nos. 137 and 138. These statements require that every derivative instrument be recorded on the balance sheet as either an asset or liability measured by its fair value. These statements also establish new accounting rules for hedge transactions, which depend on the nature of the hedge relationship.

      The Company uses derivative instruments to hedge exposure to interest rate risk. For hedges which meet the SFAS No. 133 criteria, the Company formally designates and documents the instrument as a hedge of a specific underlying exposure, as well as the risk management objective and strategy for undertaking each hedge transaction.

      Fair Value of Financial Instruments. The carrying amount of the Company's cash and short-term investments and short-term and long-term debt had fair values that approximated their carrying amounts, except for the Company's 5.5% Notes which had a carrying value of $124.5 million and a fair market value of $110.7 million at December 31, 2001.

      Accounting Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2 - Disposition of Assets

      On November 20, 2000, the Company sold its last remaining U.S. land rig, Rig 245 in Alaska, for $20.0 million. The Company recognized a pre-tax gain of $14.9 million during the fourth quarter of 2000.

      On September 30, 1999, the Company completed the sale of its U.S. lower-48 land rigs to Unit Corporation for $40.0 million cash plus 1.0 million shares of Unit common stock. The value of such common stock, based on the closing price for Unit's common stock on September 30, 1999 approximated $7.6 million. The Company recognized a pre-tax gain of $36.1 million during September 1999. During September 2000, the Company sold the 1.0 million shares of Unit common stock for $15.0 million. The Company recognized a pre-tax gain of approximately $7.4 million during the third quarter of 2000.

      During October 1999, the Company sold its Argentina drilling rigs and inventories (previously classified as assets held for sale) plus one operating drilling rig, Rig 9 in Bolivia, for total consideration of approximately $9.3 million. The Company recognized a pre-tax gain of approximately $0.8 million during October 1999 related primarily to the Bolivia rig.

      In the third quarter of 1999, it was decided that barge Rig 80, the Gulf Explorer, would be actively marketed for disposition and therefore was reclassified to assets held for disposition. The Company reduced the carrying value by $2.5 million to record the rig at its estimated net realizable value of $9.0 million. During the fourth quarter of 2000, due to the continued sluggish drilling market in Southeast Asia, the Company reduced the carrying value of the Gulf Explorer by an additional $8.3 million. During March 2001, the Company sold the Gulf Explorer for total consideration of $1.0 million. The Company recognized a pre-tax gain of approximately $0.5 million.

Note 3 - Long-term Debt

                                                                December 31,
                                                            ----------------------
                                                               2001       2000
                                                            ---------   ----------
                                                            (Dollars in Thousands)
Senior Notes payable in November 2006 with interest
    of 9.75% payable semi-annually in May and November,
    net of unamortized discount of $1,145 and $1,381
    at December 31, 2001 and 2000, respectively
    (effective interest rate of 9.88%)                       $298,855   $298,619

Senior Notes payable in November 2006 with interest
    of 9.75% payable semi-annually in May and November,
    net of unamortized premium of $3,230 and $3,888
    at December 31, 2001 and 2000, respectively
    (effective interest rate of 8.97%)                        153,210    153,868

Convertible Subordinated Notes payable in July 2004
    with interest of 5.5% payable semi-annually in
    February and August                                       124,509    124,509

Secured promissory note to Boeing Capital Corporation
    with interest at 10.1278%, principal and interest
    payable monthly over a 60-month term                       15,589     20,110

Other                                                               9        521
                                                             --------   --------

Total debt                                                    592,172    597,627
Less current portion                                            5,007      5,043
                                                             --------   --------

Total long-term debt                                         $587,165   $592,584
                                                             ========   ========

      The aggregate maturities of long-term debt for the five years ending December 31, 2006 are as follows (000's): 2002 - $5,007; 2003 - $5,532; 2004 -
$129,565; 2005 - $0; 2006 - $449,980.

      The Senior Notes, which mature in 2006, were initially issued in November 1996 and in March 1998 in amounts of $300 million (Series B) and $150 million (Series C), respectively. The $300 million issue was sold at a $2.4 million discount while the $150 million issue was sold at a premium of $5.7 million. In May 1998, a registration statement was filed by the Company which offered to exchange the Series B and C Notes for new Series D Notes. The form and terms of the Series D Notes are identical in all material respects to the form and terms of the Series B and C Notes, except for certain transfer restrictions and registration rights relating to the Series C Notes. All of the Series B Notes except $189 thousand and all of the Series C Notes were exchanged for new Series D Notes per this offering. The Notes have an interest rate of 9.75 percent and are guaranteed by substantially all subsidiaries of Parker Drilling, all of which are wholly owned. The guarantees are joint and several, full, complete and unconditional. There are currently no restrictions on the ability of the subsidiaries to transfer funds to Parker Drilling in the form of cash dividends, loans or advances. Parker Drilling is a holding company with no operations, other than through its subsidiaries. The non-guarantors are inconsequential, individually and in the aggregate, to the consolidated financial statements and separate financial statements of the guarantors are not presented because management has determined that they would not be material to investors. As discussed in Note 4, the Company has entered into various interest rate swap agreements to modify the interest characteristics of the Senior Notes so that interest associated with the Senior Notes partially becomes variable.

      In anticipation of funding the Hercules acquisition, in July 1997, the Company issued $175 million of Convertible Subordinated Notes due 2004. The Notes bear interest at 5.5% payable semi-annually in February and August. The Notes are convertible at the option of the holder into shares of common stock of Parker Drilling at $15.39 per share at any time prior to maturity. The Notes are currently redeemable at the option of the Company at certain stipulated prices. During the fourth quarter of 2000, the Company repurchased on the open market $50.5 million principal amount of the 5.5% Notes at an average price of 86.11 percent of face value, recognizing an extraordinary gain of $3.9 million, net of $2.2 million of tax. The Note repurchases were funded with proceeds from an equity offering in September 2000, whereby the Company sold 13.8 million shares of common stock for net proceeds of approximately $87.3 million. The amount of outstanding Notes at the end of 2001 was $124.5 million.

      On October 22, 1999, the Company entered into a $50.0 million revolving loan facility with a group of banks led by Bank of America. The new facility is available for working capital requirements, general corporate purposes and to support letters of credit and bears interest at prime plus 0.50% or LIBOR plus 2.50%. At December 31, 2001, no amounts have been drawn down against the facility but $15.1 million of availability has been used to support letters of credit that have been issued. The revolver is collateralized by accounts receivable, inventory and certain barge rigs located in the Gulf of Mexico. The facility will terminate on October 22, 2003.

      On October 7, 1999, a wholly-owned subsidiary of the Company entered into a loan agreement with Boeing Capital Corporation for the refinancing of a portion of the capital cost of barge Rig 75. The loan principal of approximately $24.8 million plus interest is being repaid in 60 monthly payments of approximately $0.5 million. The loan is collateralized by barge Rig 75 and is guaranteed by Parker Drilling. The amount of principal outstanding at the end of 2001 was $15.6 million.

      Each of the 9.75% Senior Notes, 5.5% Convertible Subordinated Notes and the revolving loan facility contains customary affirmative and negative covenants, including restrictions on incurrence of debt and sales of assets. The revolving loan facility contains covenants which require minimum adjusted tangible net worth, fixed charge coverage ratio and limits annual capital expenditures. The revolving loan facility prohibits payment of dividends and the indenture for the 9.75% Senior Notes restricts the payment of dividends.

Note 4 - Derivative Financial Instruments

      The Company is exposed to interest rate risk from its fixed-rate debt. The Company has hedged against the risk of changes in fair value associated with its $450.0 million 9.75% Senior Notes by entering into a fixed-to-variable interest rate swap agreement with a notional amount of $50.0 million as of December 31, 2001. Subsequent to December 31, 2001, the Company entered into two additional fixed-to-variable interest rate swap agreements with a total notional amount of $100.0 million. The Company assumes no ineffectiveness as each interest rate swap meets the short-cut method requirements under SFAS No. 133 for fair value hedges of debt instruments. As a result, changes in the fair value of the interest rate swaps are offset by changes in the fair value of the debt and no net gain or loss is recognized in earnings. The estimated fair value of the swap agreement at December 31, 2001 was not material.

Note 5 - Income Taxes

      Income (loss) before income taxes and extraordinary gain is summarized as follows (dollars in thousands):

                                               Year Ended December 31,
                                       ----------------------------------------
                                         2001            2000            1999
                                       --------        --------        --------
United States                          $  8,751        $(29,253)       $(47,526)

Foreign                                  14,896          10,595           6,949
                                       --------        --------        --------

                                       $ 23,647        $(18,658)       $(40,577)
                                       ========        ========        ========

      Income tax expense (benefit) is summarized as follows (dollars in thousands):

                                               Year Ended December 31,
                                       ----------------------------------------
                                         2001            2000            1999
                                       --------        --------        --------
Current:
    United States:
         Federal                       $    530        $     --        $     --
         State                               --              --             838
    Foreign                              13,957          15,625          10,370

Deferred:
    United States:
         Federal                         (1,846)        (10,988)        (13,552)
         State                              (53)           (314)           (336)
                                       --------        --------        --------

                                       $ 12,588        $  4,323        $ (2,680)
                                       ========        ========        ========

      Total income tax expense (benefit) differs from the amount computed by multiplying income (loss) before income taxes by the U.S. federal income tax statutory rate. The reasons for this difference are as follows (dollars in thousands):

                                               Year Ended December 31,
                        ----------------------------------------------------------------------
                                2001                     2000                     1999
                        --------------------     --------------------     --------------------
                                       % of                     % of                     % of
                                     Pre-Tax                  Pre-Tax                  Pre-Tax
                         Amount      Income       Amount      Income       Amount      Income
                        --------    --------     --------    --------     --------    --------
Computed expected tax
    expense (benefit)   $  8,276          35%    $ (6,530)        (35%)   $(14,202)        (35%)
Foreign taxes, net of
    federal benefit        9,072          38%      10,156          54%       6,741          17%
Change in valuation
    allowance             (9,593)        (41%)     (6,097)        (33%)         --          --
Foreign corporation
    losses                 3,689          16%       4,253          23%       2,438           6%
Goodwill amortization      1,488           6%       1,488           8%       1,488           4%
Other                       (344)         (1%)      1,053           6%         855           1%
                        --------    --------     --------    --------     --------    --------
Actual tax expense
    (benefit)           $ 12,588          53%    $  4,323          23%    $ (2,680)         (7%)
                        ========    ========     ========    ========     ========    ========

      The components of the Company's tax assets and (liabilities) as of December 31, 2001 and 2000 are shown below (dollars in thousands):

                                                              December 31,
                                                         ----------------------
                                                           2001          2000
                                                         --------      --------
Deferred tax assets:
    Net operating loss carryforwards                     $ 56,025      $ 61,796
    Alternative minimum tax carryforwards                     983            --
    Reserves established against realization
         of certain assets                                  1,874         2,304
    Accruals not currently deductible
         for tax purposes                                   6,388         6,476
                                                         --------      --------

                                                           65,270        70,576

Deferred tax liabilities:
    Property, plant and equipment                         (65,079)      (59,090)
    Goodwill                                               (6,180)       (4,824)
    Unrealized gain on investments held
         for sale                                            (227)         (190)
                                                         --------      --------

Net deferred tax (liability) asset                         (6,216)        6,472
Valuation allowance                                        (9,936)      (24,939)
                                                         --------      --------

Deferred income tax liability                            $(16,152)     $(18,467)
                                                         ========      ========

      The change in the valuation allowance in 2001 is the result of expired net operating loss carryforwards and higher utilization of net operating loss carryforwards previously reserved because they were expected to expire unused. The Company has a remaining valuation allowance of $9,936,000 with respect to its deferred tax asset for the amount of net operating loss carryforwards expected to expire unused for the tax year ending August 31, 2002. However, the amount of the asset considered realizable could be different in the near term if estimates of future taxable income change.

      At December 31, 2001, the Company had $155,623,000 of net operating loss carryforwards. For tax purposes the net operating loss carryforwards expire over a 20-year period ending August 31 as follows: 2002-$27,599,000; 2003-$0; 2004-$5,128,000; 2005-$0; thereafter-$122,896,000.

Note 6 - Common Stock and Stockholders' Equity

      In September 2000, the Company sold 13.8 million common shares in a public offering, resulting in net proceeds (after deducting issuance costs) of $87.3 million. The proceeds were used to acquire, upgrade and refurbish certain offshore and land drilling rigs and for general corporate purposes, including the repayment of debt (see Note 3).

Stock Plans

      The Company's employee and non-employee director stock plans are summarized as follows:

      The 1994 Non-Employee Director Stock Option Plan ("Director Plan") provides for the issuance of options to purchase up to 200,000 shares of Parker Drilling's common stock. The option price per share is equal to the fair market value of a Parker Drilling share on the date of grant. The term of each option is 10 years, and an option first becomes exercisable six months after the date of grant. All shares available for issuance under this plan have been granted.

      The 1994 Executive Stock Option Plan provides that the directors may grant a maximum of 2,400,000 shares to key employees of the Company and its subsidiaries through the granting of stock options, stock appreciation rights and restricted and deferred stock awards. The option price per share may not be less than 50 percent of the fair market value of a share on the date the option is granted, and the maximum term of a non-qualified option may not exceed 15 years and the maximum term of an incentive option is 10 years. All shares available for issuance under this plan have been granted.

      The 1997 Stock Plan is a "broad-based" stock plan, based on the interim rules of the New York Stock Exchange, that provides that the directors may grant stock options and restricted stock awards up to a maximum of 4,000,000 shares to all employees of the Company who, in the opinion of the board of directors, are in a position to contribute to the growth, management and success of the Company. More than 50 percent of all awards under this plan have been awarded to employees who are non-executive officers. The option price per share may not be less than the fair market value on the date the option is granted for incentive options and not less than par value of a share of common stock for non-qualified options. The maximum term of an incentive option is 10 years and the maximum term of a non-qualified option is 15 years. In July 1999 and April 2001, 2,000,000 and 1,000,000 additional shares, respectively, were registered with the SEC for granting under the 1997 Stock Plan. As of December 31, 2001, there were 622,000 shares available for granting.

      Information regarding the Company's stock option plans is summarized below:

                                                             1994 Director Plan
                                                             -------------------
                                                                        Weighted
                                                                        Average
                                                                        Exercise
                                                             Shares      Price
                                                             -------    --------
Shares under option:
    Outstanding at December 31, 1998                         190,000    $  8.702
    Granted                                                   10,000       3.281
    Exercised                                                     --          --
    Cancelled                                                     --          --
                                                             -------    --------

    Outstanding at December 31, 1999                         200,000       8.431
    Granted                                                       --          --
    Exercised                                                     --          --
    Cancelled                                                     --          --
                                                             -------    --------

    Outstanding at December 31, 2000                         200,000       8.431
    Granted                                                       --          --
    Exercised                                                     --          --
    Cancelled                                                     --          --
                                                             -------    --------

    Outstanding at December 31, 2001                         200,000    $  8.431
                                                             =======    ========

                                                      1994 Option Plan
                                        ---------------------------------------------
                                          Incentive Options    Non-Qualified Options
                                        --------------------   ----------------------
                                                    Weighted                 Weighted
                                                     Average                  Average
                                                    Exercise                 Exercise
                                         Shares       Price     Shares         Price
                                        --------    --------   ----------    --------
Shares under option:
    Outstanding at December 31, 1998     622,564    $  7.227    1,586,936    $  6.975
    Granted                                   --          --           --          --
    Exercised                                 --          --           --          --
    Cancelled                                 --          --           --          --
                                        --------    --------   ----------    --------

    Outstanding at December 31, 1999     622,564       7.227    1,586,936       6.975
    Granted                                   --          --           --          --
    Exercised                                 --          --      (18,750)      2.250
    Cancelled                                 --          --           --          --
                                        --------    --------   ----------    --------

    Outstanding at December 31, 2000     622,564       7.227    1,568,186       7.032
    Granted                                   --          --           --          --
    Exercised                            (17,000)      4.500       (1,250)      2.250
    Cancelled                                 --          --           --          --
                                        --------    --------   ----------    --------

    Outstanding at December 31, 2001     605,564    $  7.303    1,566,936    $  7.036
                                        ========    ========   ==========    ========

                                                       1997 Stock Plan
                                       -----------------------------------------------
                                          Incentive Options     Non-Qualified Options
                                       ----------------------   ----------------------
                                                     Weighted                 Weighted
                                                      Average                  Average
                                                     Exercise                 Exercise
                                         Shares        Price      Shares        Price
                                       ----------    --------   ----------    --------
Shares under option:
    Outstanding at December 31, 1998    1,873,905    $ 10.750    1,321,595    $  9.258
    Granted                             1,003,021       3.189      897,979       3.232
    Exercised                              (1,011)      3.188         (239)      3.188
    Cancelled                             (81,740)     11.410     (153,760)     10.813
                                       ----------    --------   ----------    --------

    Outstanding at December 31, 1999    2,794,175       8.038    2,065,575       6.523
    Granted                                50,000       5.938       15,000       5.062
    Exercised                             (92,094)      3.188      (24,370)      3.188
    Cancelled                             (30,130)      8.564       (2,870)      3.188
                                       ----------    --------   ----------    --------

    Outstanding at December 31, 2000    2,721,951       8.158    2,053,335       6.556
    Granted                                    --          --    1,485,000       5.167
    Exercised                            (137,061)      3.193      (31,915)      3.188
    Cancelled                                  --          --           --          --
                                       ----------    --------   ----------    --------

    Outstanding at December 31, 2001    2,584,890    $  8.421    3,506,420    $  6.000
                                       ==========    ========   ==========    ========

                                                               Outstanding Options
                                                             -----------------------
                                                              Weighted
                                                               Average    Weighted
                                                              Remaining    Average
                                                  Number of  Contractual  Exercise
               Plan           Exercise Prices      Shares        Life       Price
--------------------------   ------------------   ---------  -----------  ---------
1994 Director Plan           $ 3.281 - $ 6.125       40,000   4.4 years   $   4.827
                             $ 8.875 - $ 12.094     160,000   5.5 years   $   9.332
1994 Executive Option Plan
    Incentive option         $ 4.500                217,554   3.0 years   $   4.500
    Incentive option         $ 8.875                388,010   5.4 years   $   8.875
    Non-qualified            $ 2.250                434,946   3.0 years   $   2.250
    Non-qualified            $ 8.875              1,131,990   5.4 years   $   8.875

1997 Stock Plan
    Incentive option         $ 3.188 - $ 5.938      810,725   4.4 years   $   3.358
    Incentive option         $ 8.875 - $ 12.188   1,774,165   5.2 years   $  10.735
    Non-qualified            $ 2.820 - $ 6.070    2,338,585   5.3 years   $   4.473
    Non-qualified            $ 8.875 - $ 10.813   1,167,835   5.6 years   $   9.053

                                                    Exercisable Options
                                                  -----------------------
                                                               Weighted
                                                                Average
                                                               Remaining
                                                  Number of   Contractual
               Plan           Exercise Prices      Shares         Life
--------------------------   ------------------   ---------   -----------
1994 Director Plan           $ 3.281 - $ 6.125        40,000    $  4.827
                             $ 8.875 - $ 12.094      160,000    $  9.332

1994 Executive Option Plan
    Incentive option         $ 4.500                 217,554    $  4.500
    Incentive option         $ 8.875                 388,010    $  8.875
    Non-qualified            $ 2.250                 434,946    $  2.250
    Non-qualified            $ 8.875               1,131,990    $  8.875

1997 Stock Plan
    Incentive option         $ 3.188 - $ 5.938       230,747    $  3.487
    Incentive option         $ 8.875 - $ 12.188    1,755,669    $ 10.734
    Non-qualified            $ 2.820 - $ 6.070       914,313    $  4.086
    Non-qualified            $ 8.875 - $ 10.813    1,146,331    $  9.020

      The Company has three additional stock plans which provide for the issuance of stock for no cash consideration to officers and key non-officer employees. Under two of the plans, each employee receiving a grant of shares may dispose of 15 percent of his/her grant on each annual anniversary date from the date of grant for the first four years and the remaining 40 percent on the fifth year anniversary. These two plans have a total of 11,375 shares reserved and available for granting. Shares granted under the third plan are fully vested no earlier than 24 months from the effective date of the grant and not later than 36 months. The third plan has a total of 1,562,195 shares reserved and available for granting. No shares were granted under these plans in 2001, 2000 and 1999.

      In prior years the Company purchased shares from certain of its employees, who received stock through its stock purchase plan, at fair market value. At December 2000, 497,323 shares were held in Treasury. The 604,870 shares held in Treasury at December 31, 2001 include 98,293 shares purchased by the Company at the fair market value of $289,479 for the Stock Bonus Plan contribution. The Plan was funded in January 2002.

      The Company has elected the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Accordingly, no compensation cost has been recognized for the Company's stock option plans when the option price is equal to or greater than the fair market value of a share of the Company's common stock on the date of grant. Pro forma net income and earnings per share are reflected below as if compensation cost had been determined based on the fair value of the options at their applicable grant date, according to the provisions of SFAS No. 123.

                                                                      Year Ended December 31,
                                                               -------------------------------------
                                                                  2001         2000          1999
                                                               ----------   ----------    ----------
                                                                      (Dollars in Thousands)
Income (loss) before extraordinary gain:
    As reported                                                $   11,059   $  (22,981)   $  (37,897)
    Pro forma                                                  $    7,698   $  (25,941)   $  (45,925)

Diluted earnings (loss) per share before extraordinary gain:
    As reported                                                $     0.12   $    (0.28)   $    (0.49)
    Pro forma                                                  $     0.08   $    (0.32)   $    (0.59)

      The fair value of each option grant is estimated using the Black-Scholes option pricing model with the following assumptions:

Expected dividend yield                                            0.0%
Expected stock volatility                                         49.0%  in 1999
                                                                  51.6%  in 2000
                                                                  56.3%  in 2001
Risk-free interest rate                                     3.9% - 6.7%
Expected life of options                                    5 - 7 years

      The estimated fair values of options granted during the year ended December 31, 1999, under the Director Plan was $16,500. Options granted in 2001, 2000 and 1999 under the 1997 Stock Plan had an estimated fair value of $4,326,000, $203,000 and $3,263,000 respectively.

Stock Reserved For Issuance

      The following is a summary of common stock reserved for issuance:

                                                             December 31,
                                                     ---------------------------
                                                        2001             2000
                                                     ----------       ----------
Stock plans                                          10,659,380        9,969,570
Stock bonus plan                                         81,715          106,375
Convertible notes                                     8,090,254        8,090,254
                                                     ----------       ----------

Total shares reserved for issuance                   18,831,349       18,166,199
                                                     ==========       ==========

Stockholder Rights Plan

      The Company adopted a stockholder rights plan on June 25, 1998, to assure that the Company's stockholders receive fair and equal treatment in the event of any proposed takeover of the Company and to guard against partial tender offers and other abusive takeover tactics to gain control of the Company without paying all stockholders a fair price. The rights plan was not adopted in response to any specific takeover proposal. Under the rights plan, the Company's board of directors declared a dividend of one right to purchase one one-thousandth of a share of a new series of junior participating preferred stock for each outstanding share of common stock.

      The rights may only be exercised 10 days following a public announcement that a third party has acquired 15 percent or more of the outstanding common shares of the Company or 10 days following the commencement of, or announcement of an intention to make a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a third party of 15 percent or more of the common shares. When exercisable, each right will entitle the holder to purchase one one-thousandth share of the new series of junior participating preferred stock at an exercise price of $30, subject to adjustment. If a person or group acquires 15 percent or more of the outstanding common shares of the Company, each right, in the absence of timely redemption of the rights by the Company, will entitle the holder, other than the acquiring party, to purchase for $30, common shares of the Company having a market value of twice that amount.

      The rights, which do not have voting privileges, expire June 30, 2008, and at the Company's option, may be redeemed by the Company in whole, but not in part, prior to expiration for $0.01 per right. Until the rights become exercisable, they have no dilutive effect on earnings per share.

Note 7 - Reconciliation of Income and Number of Shares Used to Calculate Basic and Diluted Earnings Per Share (EPS)

                                             For the Twelve Months Ended December 31, 2001
                                             ---------------------------------------------
                                                Income            Shares         Per-Share
                                              (Numerator)      (Denominator)       Amount
                                             ------------       ----------       ---------
Basic EPS:
  Net income                                 $ 11,059,000       92,008,877       $    0.12

Effect of dilutive securities:
  Stock options                                        --          682,156              --

Diluted EPS:
  Net income plus assumed conversions        $ 11,059,000       92,691,033       $    0.12
                                             ============       ==========       =========

                                             For the Twelve Months Ended December 31, 2000
                                             ---------------------------------------------
                                             Income (Loss)        Shares         Per-Share
                                              (Numerator)      (Denominator)       Amount
                                             ------------      -------------     ---------
Basic EPS:
  Loss before extraordinary gain             $(22,981,000)      81,758,825       $   (0.28)
  Extraordinary gain                            3,936,000       81,758,825            0.05
  Net loss                                    (19,045,000)      81,758,825           (0.23)

Effect of dilutive securities:
  Stock options                                        --               --              --

Diluted EPS:
  Loss before extraordinary gain              (22,981,000)      81,758,825           (0.28)
  Extraordinary gain                            3,936,000       81,758,825            0.05
  Net loss                                   $(19,045,000)      81,758,825       $   (0.23)
                                             ============       ==========       =========

Note 7 - Reconciliation of Income and Number of Shares Used to Calculate Basic and Diluted Earnings Per Share (EPS) (continued)

                                  For the Twelve Months Ended December 31, 1999
                                  ---------------------------------------------
                                      Loss            Shares          Per-Share
                                  (Numerator)      (Denominator)        Amount
                                  ------------     -------------      ---------
Basic EPS:
  Net loss                        $(37,897,000)      77,159,461       $   (0.49)

Effect of dilutive securities:
  Stock options                             --               --              --

Diluted EPS:
  Net loss                        $(37,897,000)      77,159,461       $   (0.49)
                                  ============       ==========       =========

      The Company has outstanding $124,509,000 of 5.5% Convertible Subordinated Notes, which are convertible into 8,090,254 shares of common stock at $15.39 per share. The Notes have been outstanding since their issuance in July 1997, but were not included in the computation of diluted EPS because the assumed conversion of the Notes would have had an anti-dilutive effect on EPS. For the fiscal year ended December 31, 2001, options to purchase 6,049,000 shares of common stock at prices ranging from $5.00 to $12.1875, which were outstanding during part of the period, were not included in the computation of diluted EPS because the options' exercise price was greater than the average market price of the common shares during the period. For the years ended December 31, 2000 and 1999, options to purchase 7,166,036 and 7,269,250 shares of common stock, respectively, at prices ranging from $2.2500 to $12.1875, were outstanding but not included in the computation of diluted EPS because the assumed exercise of the options would have had an anti-dilutive effect on EPS due to the net loss during those periods.

Note 8 - Employee Benefit Plans

      The Parker Drilling Company Stock Bonus Plan ("Plan") was adopted effective September 1980 for employees of Parker Drilling and its subsidiaries who are U.S. citizens and who have completed three months of service with the Company. It was amended in 1983 to qualify as a 401(k) plan under the Internal Revenue Code which permits a specified percentage of an employee's salary to be voluntarily contributed on a before-tax basis and to provide for a Company matching feature. Participants may contribute from one percent to 15 percent of eligible earnings and direct contributions to one or more of 10 investment funds. The Plan was amended and restated, effective January 1, 1999, to provide for dollar-for-dollar matching contributions by the Company up to three percent of a participant's compensation and $0.50 for every dollar contributed from three percent to five percent. The Company's matching contribution is made in Parker Drilling common stock and vests immediately. Each Plan year, additional Company contributions can be made, at the discretion of the board of directors, in amounts not exceeding the permissible deductions under the Internal Revenue Code. The Company issued 343,289, 361,855 and 498,654 shares to the Plan in 2001, 2000 and 1999 with the Company recognizing expense of $1,927,100, $1,742,193 and $1,492,099 in each of the periods, respectively.

Note 9 - Business Segments

      The Company is organized into three primary business units: U.S. drilling operations, international drilling operations, and rental tools. This is the basis management uses for making operating decisions and assessing performance.

                                                     Year Ended December 31,
                                         ---------------------------------------------
Operations by Industry Segment               2001             2000             1999
------------------------------------     -----------      -----------      -----------
                                                     (Dollars in Thousands)
Revenues:
    U.S. drilling                        $   190,809      $   148,416      $   113,989
    International drilling                   231,527          185,100          182,908
    Rental tools                              65,629           42,833           27,656
                                         -----------      -----------      -----------
Total revenues                               487,965          376,349          324,553
                                         -----------      -----------      -----------

Operating income (loss):
    U.S. drilling                             33,138            6,766          (31,478)
    International drilling                    37,583           19,553           26,737
    Rental tools                              30,016           16,897            7,890
                                         -----------      -----------      -----------
Total operating income
    by segment (1)                           100,737           43,216            3,149

General and administrative                   (21,721)         (20,392)         (16,312)
Reorganization                                (7,500)              --           (3,000)
Provision for reduction in
    carrying value of certain assets              --           (8,300)         (10,607)
                                         -----------      -----------      -----------

Total operating income (loss)                 71,516           14,524          (26,770)

Interest expense                             (53,015)         (57,036)         (55,928)
Other income, net                              5,146           23,854           42,121
                                         -----------      -----------      -----------

Income (loss) before income taxes        $    23,647      $   (18,658)     $   (40,577)
                                         ===========      ===========      ===========

Identifiable assets:
    U.S. drilling                        $   343,357      $   356,090      $   386,385
    International drilling                   424,022          412,839          357,906
    Rental tools                              70,365           57,550           43,356
                                         -----------      -----------      -----------

Total identifiable assets                    837,744          826,479          787,647

Corporate assets                             268,033          280,940          295,096
                                         -----------      -----------      -----------

Total assets                             $ 1,105,777      $ 1,107,419      $ 1,082,743
                                         ===========      ===========      ===========

      (1) Operating income by segment is calculated by excluding general and administrative expense, reorganization expense and provision for reduction in carrying value of certain assets from operating income, as reported in the consolidated statements of operations.

                                                     Year Ended December 31,
                                         ---------------------------------------------
Operations by Industry Segment               2001             2000             1999
------------------------------------     -----------      -----------      -----------
                                                     (Dollars in Thousands)
Capital expenditures:
    U.S. drilling                        $    41,366      $    22,221      $     8,093
    International drilling                    53,732           55,215           29,937
    Rental tools                              24,210           16,168            7,221
    Corporate                                  2,725            4,921            3,895
                                         -----------      -----------      -----------

Total capital expenditures               $   122,033      $    98,525      $    49,146
                                         ===========      ===========      ===========

Depreciation and amortization:
    U.S. drilling                        $    44,300      $    42,458      $    39,787
    International drilling                    38,379           30,730           34,046
    Rental tools                              12,302           11,147            8,261
    Corporate                                  2,278              725               76
                                         -----------      -----------      -----------

Total depreciation and amortization      $    97,259      $    85,060      $    82,170
                                         ===========      ===========      ===========

                                                    Year Ended December 31,
                                         --------------------------------------------
Operations by Geographic Area              2001             2000             1999
------------------------------------    -----------      -----------      -----------
                                                   (Dollars in Thousands)
Revenues:
    United States                       $   256,438      $   191,249      $   141,645
    Latin America                            54,063           58,467           85,112
    Asia Pacific                             32,246           15,373           25,193
    Africa and Middle East                   58,988           55,671           36,852
    Former Soviet Union                      86,230           55,589           35,751
                                        -----------      -----------      -----------

Total revenues                              487,965          376,349          324,553
                                        -----------      -----------      -----------

Operating income (loss):
    United States                            63,154           23,663          (23,587)
    Latin America                             2,385            6,554           14,661
    Asia Pacific                             11,304           (1,905)          (1,964)
    Africa and Middle East                   11,933            8,562            8,503
    Former Soviet Union                      11,961            6,342            5,536
                                        -----------      -----------      -----------
Total operating income
    by segment (1)                          100,737           43,216            3,149

General and administrative                  (21,721)         (20,392)         (16,312)
Reorganization                               (7,500)              --           (3,000)
Provision for reduction in
   carrying value of certain assets              --           (8,300)         (10,607)
                                        -----------      -----------      -----------

Total operating income (loss)                71,516           14,524          (26,770)

Interest expense                            (53,015)         (57,036)         (55,928)
Other income, net                             5,146           23,854           42,121
                                        -----------      -----------      -----------

Income (loss) before income taxes       $    23,647      $   (18,658)     $   (40,577)
                                        ===========      ===========      ===========

Identifiable assets:
    United States                       $   681,756      $   702,639      $   724,837
    Latin America                            93,722           93,896          102,348
    Asia Pacific                             39,963           41,602           60,458
    Africa and Middle East                   94,986          119,607          105,354
    Former Soviet Union                     195,350          149,675           89,746
                                        -----------      -----------      -----------

Total identifiable assets               $ 1,105,777      $ 1,107,419      $ 1,082,743
                                        ===========      ===========      ===========

      (1) Operating income by segment is calculated by excluding general and administrative expense, reorganization expense and provision for reduction in carrying value of certain assets from operating income, as reported in the consolidated statements of operations

Note 10 - Commitments and Contingencies

      At December 31, 2001, the Company had a $50.0 million revolving credit facility available for general corporate purposes and to support letters of credit. As of December 31, 2001, $15.1 million of availability has been reserved to support letters of credit that have been issued. At December 31, 2001, no amounts had been drawn under the revolving credit facility.

      The Company has various lease agreements for office space, equipment, vehicles and personal property. These obligations extend through 2008 and are typically non-cancelable. Most leases contain renewal options and certain of the leases contain escalation clauses. Future minimum lease payments at December 31, 2001, under operating leases with non-cancelable terms in excess of one year, are as follows:

              2002        $  3,141
              2003           2,870
              2004           2,793
              2005           2,616
              2006           2,384
           Therafter         4,773
                          --------
             Total        $ 18,577
                          ========

      Total rent expense for all operating leases amounted to $5.5 million for 2001, $3.7 million for 2000, and $4.0 million for 1999.

      Certain officers of the Company entered into Severance Compensation and Consulting Agreements with the Company (the "Agreements"). A total of nine officers are currently signatories. The Agreements provide for an initial six-year term and the payment of certain benefits upon a change of control (as defined in the Agreements). A change of control includes certain mergers or reorganizations, changes in the board of directors, sale or liquidation of the Company or acquisition of more than 15 percent of the outstanding common stock of the Company by a third party; provided that the board of directors has the right to preclude triggering of a change of control when a third party acquired 15 percent of the outstanding voting securities if the board of directors determines within five days that the circumstances of the acquisition did not warrant implementation of the Agreements. After a change of control occurs, if an officer is terminated within four years without good cause or resigns within two years for good reason (as each are defined in the Agreements) the officer shall receive a payment of three times his annual cash compensation, plus additional compensation for a one-year consulting agreement at the officer's annual cash compensation, plus extended life, health and other miscellaneous benefits for four years.

      The drilling of oil and gas wells is subject to various federal, state, local and foreign laws, rules and regulations. The Company, as an owner or operator of both onshore and offshore facilities operating in or near waters of the United States, may be liable for the costs of removal and damages arising out of a pollution incident to the extent set forth in the Federal Water Pollution Control Act, as amended by the Oil Pollution Act of 1990 ("OPA") and the Outer Continental Shelf Lands Act. In addition, the Company may also be subject to applicable state law and other civil claims arising out of any such incident. Certain of the Company's facilities are also subject to regulations of the Environmental Protection Agency ("EPA") that require the preparation and implementation of spill prevention, control and countermeasure plans relating to possible discharge of oil into navigable waters. Other regulations of the EPA may require certain precautions in storing, handling and transporting hazardous wastes. State statutory provisions relating to oil and natural gas generally include requirements as to well spacing, waste prevention, production limitations, pollution prevention and cleanup, obtaining drilling and dredging permits and similar matters.

      Verdin Lawsuit. Two subsidiaries of Parker Drilling Company ("Subsidiaries") are currently named defendants in the lawsuit, Verdin vs. R & B Falcon Drilling USA, Inc., et. al., Civil Action No. G-00-488, currently pending in the U.S. District Court for the Southern District of Texas, Houston Division. The plaintiff is a former employee of a drilling contractor engaged in offshore drilling operations in the Gulf of Mexico. The defendants are various drilling contractors, including the Subsidiaries, who conduct drilling operations in the Gulf of Mexico. Plaintiff alleges that the defendants have violated federal and state antitrust laws by agreeing with each other to depress wages and benefits paid to employees working for said defendants.

      Plaintiff sought to bring this case as a "class action", i.e., on behalf of himself and a proposed class of other similarly situated employees of the defendants that have allegedly suffered similar damages from the alleged actions of defendants. Originally, the case was pending in U.S. District Court for the Southern District of Texas, Galveston Division. Recently, the case was transferred to the Houston Division. The Subsidiaries and certain of the other defendants recently entered into a stipulation of settlement with the plaintiff, pursuant to which the Subsidiaries will pay $625,000 for a full and complete release of all claims brought in the case. The settlement was preliminarily approved by the Court on November 8, 2001, and the Court will conduct a fairness hearing on April 18, 2002, to determine whether the proposed settlement should receive final approval. The settlement amount and related fees were accrued during the third quarter 2001.

      Kazakhstan Tax Issue. On July 6, 2001, the Ministry of State Revenues of Kazakhstan ("MSR") issued an Act of Audit to the Kazakhstan branch ("PKD Kazakhstan") of Parker Drilling Company International Limited, a wholly owned subsidiary of the Company ("PDCIL"), assessing additional taxes in the amount of approximately $29,000,000 for the years 1998-2000. The assessment consists primarily of adjustments in corporate income tax based on a determination by the Kazakhstan tax authorities that payments by Offshore Kazakhstan International Operating Company, ("OKIOC"), to PDCIL of $99,050,000, in reimbursement of costs for modifications to Rig 257, performed by PDCIL prior to the importation of the drilling rig into Kazakhstan, where it is currently working under contract to OKIOC, are income to PKD Kazakhstan, and therefore, taxable to PKD Kazakhstan. PKD Kazakhstan filed an Act of Non-Agreement stating its position that such payment should not be taxable and requesting the Act of Audit be revised accordingly. In November, the MSR rejected PKD Kazakhstan's Act of Non-Agreement, prompting PKD Kazakhstan to seek judicial review of the assessment. On December 28, 2001, the Astana City Court issued a judgment in favor of PKD Kazakhstan, finding that the reimbursements to PDCIL were not income to PKD Kazakhstan and not otherwise subject to tax based on the U.S.-Kazakhstan Tax Treaty. The MSR has appealed the Astana City Court decision to the Supreme Court, but has requested and received a postponement in the hearing until March 21, 2002. Management believes that it is still not possible to make a reasonable determination as to the probable outcome of this matter.

      The Company is a party to various other lawsuits and claims arising out of the ordinary course of business. Management, after review and consultation with legal counsel, considers that any liability resulting from these matters would not materially affect the results of operations, the financial position or the net cash flows of the Company.

Note 11 - Related Party Transactions

      Since 1975 when the stockholders approved a Stock Purchase Agreement, the Company and Robert L. Parker have entered into various life insurance arrangements on the life of Robert L. Parker. To insure the lives of Mr. and Mrs. Parker for $15.2 million and Mr. Robert L. Parker for $8.0 million the Company is currently paying $0.6 million in annual premiums. Annual premiums funded by the Company will be reimbursed from the proceeds of the policies, plus accrued interest beginning March 2003 at a one-year treasury bill rate. The Company may use, at its option, up to $7.0 million of such proceeds to purchase Parker Drilling stock from the Robert L. Parker Sr. Family Limited Partnership at a discounted price. Robert L. Parker Jr., chief executive officer of the Company and son of Robert L. Parker, will receive one-third of the net proceeds of these policies as a beneficiary.

Note 12 - Supplementary Information

      At December 31, 2001, accrued liabilities included $8.2 million of accrued interest expense, $5.3 million of workers' compensation and health plan liabilities and $10.4 million of accrued payroll and payroll taxes. At December 31, 2000, accrued liabilities included $8.4 million of accrued interest expense, $6.0 million of workers' compensation and health plan liabilities and $9.9 million of accrued payroll and payroll taxes. Other long-term obligations included $3.8 million and $3.2 million of workers' compensation liabilities as of December 31, 2001 and 2000, respectively.

Note 13 - Selected Quarterly Financial Data (Unaudited)

                                                                   Quarter
                                    -------------------------------------------------------------------
           Year 2001                  First         Second          Third         Fourth        Total
-------------------------------     ---------      ---------      ---------      --------     ---------
                                              (Dollars in Thousands Except Per Share Amounts)
Revenues                            $ 114,874      $ 132,915      $ 128,927      $111,249     $ 487,965

Gross profit (1)                    $  22,480      $  33,333      $  29,606      $ 15,318     $ 100,737

Operating income                    $  17,609      $  23,130      $  22,375      $  8,402     $  71,516

Net income (3)                      $   1,524      $   2,692      $   3,025      $  3,818     $  11,059

Basic earnings per share: (2)
    Net income                      $    0.02      $    0.03      $    0.03      $   0.04     $    0.12

Diluted earnings per share: (2)
    Net income                      $    0.02      $    0.03      $    0.03      $   0.04     $    0.12

      (1) Gross profit is calculated by excluding general and administrative expense, reorganization expense and provision for reduction in carrying value of certain assets from operating income, as reported in the consolidated statement of operations.

      (2) As a result of shares issued during the year, earnings per share for the year's four quarters, which are based on weighted average shares outstanding during each quarter, do not equal the annual earnings per share, which is based on the weighted average shares outstanding during the year.

      (3) The fourth quarter includes a $9.6 million deferred tax benefit resulting from a reversal of a valuation allowance. See Note 5.

Note 13 - Selected Quarterly Financial Data (continued) (Unaudited)

                                                                   Quarter
                                    -------------------------------------------------------------------
           Year 2000                  First         Second          Third         Fourth        Total
-------------------------------     ---------      ---------      ---------      --------     ---------
                                              (Dollars in Thousands Except Per Share Amounts)
Revenues                            $  73,953      $  86,960      $ 101,849      $113,587     $ 376,349

Gross profit (1)                    $  (3,931)     $   6,409      $  15,445      $ 25,293     $  43,216

Operating income (loss)             $  (8,934)     $   1,965      $   9,953      $ 11,540     $  14,524

Net income (loss) before
    extraordinary gain              $ (14,876)     $  (9,482)     $  (1,034)     $  2,411     $ (22,981)

Extraordinary gain                  $      --      $      --      $      --      $  3,936     $   3,936

Net income (loss)                   $ (14,876)     $  (9,482)     $  (1,034)     $  6,347     $ (19,045)

Basic earnings (loss) per
    share: (2)
    Income (loss) before
         extraordinary gain         $   (0.19)     $   (0.12)     $   (0.01)     $   0.03     $   (0.28)
    Extraordinary gain              $      --      $      --      $      --      $   0.04     $    0.05
    Net income (loss)               $   (0.19)     $   (0.12)     $   (0.01)     $   0.07     $   (0.23)

Diluted earnings (loss) per
    share: (2)
    Income (loss) before
         extraordinary gain         $   (0.19)     $   (0.12)     $   (0.01)     $   0.03     $   (0.28)
    Extraordinary gain              $      --      $      --      $      --      $   0.04     $    0.05
    Net income (loss)               $   (0.19)     $   (0.12)     $   (0.01)     $   0.07     $   (0.23)

      (1) Gross profit is calculated by excluding general and administrative expense, reorganization expense and provision for reduction in carrying value of certain assets from operating income, as reported in the Consolidated Statement of Operations.

      (2) As a result of shares issued during the year, earnings per share for the year's four quarters, which are based on weighted average shares outstanding during each quarter, do not equal the annual earnings per share, which is based on the weighted average shares outstanding during the year.

Note 14 - Recent Accounting Pronouncements

      In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, 142 and 143. SFAS No. 141, "Business Combinations", requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. SFAS No. 142, "Goodwill and Other Intangible Assets", changes the accounting for goodwill from an amortization method to an impairment-only approach and will be effective January 2002. SFAS No. 143, "Accounting for Asset Retirement Obligations", requires the capitalization and accrual of the fair value of a liability for an asset retirement obligation in the period in which it is incurred if a reasonable estimate of fair value can be made. SFAS No. 143 will be effective January 2003. In August 2001 the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS No. 144 supersedes SFAS No. 121 and amends Accounting Principles Board Opinion No. 30 for the accounting and reporting for discontinued operations as it relates to long-lived assets. SFAS No. 144 will be effective January 2002.

      The Company is presently evaluating the effect of these new pronouncements on its financial position and results of operations and believes that only SFAS No. 142 will impact the Company because it has recorded a significant amount of goodwill related to prior acquisitions and recorded annual amortization during each of the last three years of $7.4 million. The Company is reviewing its operations to identify the reporting units, including identification of the related operating assets, goodwill, and liabilities. The Company will estimate the fair value of the reporting units, deduct the estimated fair value of the tangible net assets and compare the residual to the recorded goodwill attributable to the reporting unit to determine if the recorded goodwill has been impaired. The Company expects to complete the initial review during the second quarter of 2002.

Note 15 - Subsequent Event

      As discussed in Note 14, SFAS 142 is effective January 1, 2002. Under SFAS 142, goodwill is no longer amortized but will be reviewed annually for impairment. For comparative purpose, the following table summarizes reported results for the years ended December 2001, 2000, and 1999 as adjusted to remove the amortization of goodwill (dollars in thousands, except per share amounts).

                                        2001        2000(2)      1999
                                      -------     --------     --------
 Net Income - as reported             $11,059     $(19,045)    $(37,897)
 Goodwill amortization                  7,482        7,482        7,531
 Income tax impact (1)                 (1,131)      (1,131)      (1,148)
                                      -------     --------     --------
 Net income - as adjusted             $17,410     $(12,694)    $(31,514)
                                      =======     ========     ========

 Basic and Diluted earnings
   per share:
 Net Income - as reported             $  0.12     $  (0.23)    $  (0.49)
 Goodwill amortization                   0.08         0.09         0.10
 Income tax impact (1)                  (0.01)       (0.02)       (0.02)
                                      -------     --------     --------
 Net income - as adjusted             $  0.19     $  (0.16)    $  (0.41)
                                      =======     ========     ========

(1) Certain goodwill amounts are non-deductible for tax purposes;
    therefore, the income tax impact reflects only the deductible goodwill amortization.

(2) As reported - loss before extraordinary gain - $(22,981)
    As adjusted - loss before extraordinary gain - $(16,630)